UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE FINANCIAL SERVICES CORP
150 NORTH MERAMEC
CLAYTON, MISSOURI 63105

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL D (APPROVAL OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN) TO PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

This supplement, dated April 19, 2018, (this “Supplement”) supplements the disclosures contained in the definitive proxy statement of Enterprise Financial Services Corp (the “Company”), filed with the Securities and Exchange Commission on March 14, 2018 (the “Proxy Statement”). Specifically, the purpose of this Supplement is to supplement Appendix B to the Proxy Statement relating to Proposal D, approval of the 2018 Employee Stock Purchase Plan (the “Plan”), as set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Further, to the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement shall supersede or supplement the information contained in the Proxy Statement
After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the proposal to approve the Plan received an unfavorable recommendation as determined by ISS. On April 18, 2018, after consideration of the ISS recommendation, the Company determined to revise the Plan by amending Section 12(a) to (i) remove the “evergreen feature” so that stockholder approval is required to increase the number of shares available for sale under the Plan (except in the case of adjustment upon changes in capitalization of the Company as provided in Section 18 of the Plan), and (ii) provide that the maximum number of shares that will be available for sale under the Plan will be 750,000 shares (the “Amendment”). A copy of the Amendment is attached as Annex A hereto.
There are no other changes to the Plan as described in the Proxy Statement.
The Company’s Board of Directors recommends that you vote, or give instruction to vote, “FOR” the Plan, as so amended. It is important that your shares be represented and voted at the meeting. You have four options for voting your shares:

1.	vote via the internet,

2.	vote via the telephone,

3.	vote in person, or

4.	complete and return the proxy card sent to you.

For internet or telephone voting, instructions are printed on the proxy card sent to you.
If you have already voted and do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed. You may change your vote and revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the previously filed Proxy Statement.

By Order of the Board of Directors,
Nicole Iannacone, Corporate Secretary
Clayton, Missouri
April 19, 2018
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on May 2, 2018:
This Supplement, the Proxy Statement and our 2017 Annual Report to Stockholders are available at www.proxyvote.com

Annex A

Amendment to the
Enterprise Financial Services Corp
2018 Employee Stock Purchase Plan

This Amendment to the Enterprise Financial Services Corp 2018 Employee Stock Purchase Plan (the “Plan”), is effective as of April 18, 2018 (the “Amendment Date”).

1.	Section 12(a) of the Plan is amended and restated in its entirety, effective as of the Amendment Date, to read as follows:

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 750,000 shares of Common Stock.

2.	In all other respects, the provisions of the Plan are hereby ratified and confirmed, and they shall continue in full force and effect.